EXHIBIT 8.1

We had the following subsidiaries as at March 31, 2023:

Sr. No.	Name of the Subsidiary Company	Country of incorporation	% of Equity Shareholding
	(A) DIRECT SUBSIDIARIES
1.	TML Business Services Limited	India	100.00
2.	Tata Motors Insurance Broking and Advisory Services Limited	India	100.00
3.	Tata Hispano Motors Carrocera S.A.	Spain	100.00
4.	Tata Hispano Motors Carrocerries Maghreb SA	Morocco	100.00
5.	TMF Holdings Limited	India	100.00
6.	TML Holdings Pte. Limited	Singapore	100.00
7.	Brabo Robotics and Automation Limited	India	100.00
8.	Tata Precision Industries Pte. Limited	Singapore	78.39
9.	Tata Technologies Limited	India	76.69
10.	Tata Motors Body Solutions Limited (Name changed from Tata Marcopolo Motors Limited with effect from December 30, 2022 and shareholding changed from 61.86% to 100% with effect from August 29, 2022 under the Share Purchase Agreement executed between TML and Marcopolo S.A., the JV Partner)	India	100.00
11.	Jaguar Land Rover Technology and Business Services India Private Limited (Name changed from JT Special Vehicles Pvt. Limited with effect from April 12, 2022)	India	100.00
12.	TML CV Mobility Solutions Limited	India	100.00
13.	Tata Passenger Electric Mobility Limited	India	100.00
14.	Tata Motors Passenger Vehicles Limited	India	100.00
15.	TML Smart City Mobility Solutions Limited (Incorporated on May 25, 2022)	India	100.00
	(B) INDIRECT SUBSIDIARIES
	(i) Subsidiary of Tata Passenger Electric Mobility Limited
16.	Tata Motors European Technical Centre PLC	UK	100.00
17.	Trilix S.r.l.	Italy	100.00
	(ii) Subsidiaries of TML Holdings Pte. Limited
18.	Tata Daewoo Commercial Vehicle Company Limited	South Korea	100.00
19.	Tata Daewoo Commercial Vehicle Sales and Distribution Company Limited	South Korea	100.00
20.	PT Tata Motors Indonesia	Indonesia	100.00
21.	PT Tata Motors Distribusi Indonesia	Indonesia	100.00
22.	Jaguar Land Rover Automotive Plc	UK	100.00
23.	Tata Motors (Thailand) Limited	Thailand	97.21
24.	Tata Motors (SA) (Proprietary) Limited	South Africa	60.00
	(iii) Subsidiaries of Jaguar Land Rover Automotive plc
25.	Jaguar Land Rover Holdings Limited	UK	100.00
	(iv) Subsidiaries of Jaguar Land Rover Holdings Limited (JLRHL)
26.	Limited Liability Company “Jaguar Land Rover” (Russia)	Russia	100.00
27.	Jaguar Land Rover (China) Investment Co. Limited	China	100.00
28.	Jaguar Land Rover Limited	UK	100.00
29.	In-Car Ventures Limited	UK	100.00
	(v) Subsidiaries of Jaguar Land Rover (China) Investment Co. Ltd.
30.	Shanghai Jaguar Land Rover Automotive Services Company Limited	China	100.00

Sr. No.	Name of the Subsidiary Company	Country of incorporation	% of Equity Shareholding
	(vi) Subsidiaries of Jaguar Land Rover Ltd.
31.	Jaguar Land Rover Austria GmbH	Austria	100.00
32.	Jaguar Land Rover Japan Limited	Japan	100.00
33.	JLR Nominee Company Limited	UK	100.00
34.	Jaguar Land Rover Deutschland GmbH	Germany	100.00
35.	Jaguar Land Rover Classic Deutschland GmbH	Germany	100.00
36.	Jaguar Land Rover North America LLC	USA	100.00
37.	Jaguar Land Rover Nederland BV	Netherlands	100.00
38.	Jaguar Land Rover Portugal—Veículos e Peças, Lda.	Portugal	100.00
39.	Jaguar Land Rover Australia Pty Limited	Australia	100.00
40.	Jaguar Land Rover Italia Spa	Italy	100.00
41.	Jaguar Land Rover Korea Company Limited	South Korea	100.00
42.	Jaguar Land Rover Canada ULC	Canada	100.00
43.	Jaguar Land Rover France, SAS	France	100.00
44.	Jaguar e Land Rover Brasil Indústria e Comércio de Veículos LTDA	Brazil	100.00
45.	Jaguar Land Rover India Limited	India	100.00
46.	Jaguar Land Rover Espana SL	Spain	100.00
47.	Jaguar Land Rover Belux NV	Belgium	100.00
48.	Jaguar Cars South Africa (Pty) Limited	South Africa	100.00
49.	Jaguar Cars Limited	UK	100.00
50.	Land Rover Exports Limited	UK	100.00
51.	Land Rover Ireland Limited	Ireland	100.00
52.	The Daimler Motor Company Limited	UK	100.00
53.	Daimler Transport Vehicles Limited	UK	100.00
54.	S.S. Cars Limited	UK	100.00
55.	The Lanchester Motor Company Limited	UK	100.00
56.	Jaguar Land Rover Pension Trustees Limited	UK	100.00
57.	Jaguar Land Rover Slovakia s.r.o	Slovakia	100.00
58.	Jaguar Land Rover Singapore Pte. Ltd.	Singapore	100.00
59.	Jaguar Racing Limited	UK	100.00
60.	Jaguar Land Rover Colombia S.A.S	Columbia	100.00
61.	Jaguar Land Rover Ireland (Services) Limited	Ireland	100.00
62.	Jaguar Land Rover Taiwan Company Limited	Taiwan	100.00
63.	Jaguar Land Rover Servicios México, S.A. de C.V.	Mexico	100.00
64.	Jaguar Land Rover México, S.A.P.I. de C.V.	Mexico	100.00
65.	Jaguar Land Rover Hungary KFT	Hungary	100.00
66.	Jaguar Land Rover Classic USA LLC	USA	100.00
67.	Jaguar Land Rover (South Africa) Holdings Limited	South Africa	100.00
68.	Jaguar Land Rover Ventures Limited	UK	100.00
69.	InMotion Ventures Limited	UK	100.00
70.	Bowler Motors Limited	UK	100.00
71.	Jaguar Land Rover (Ningbo) Trading Co. Limited	China	100.00
	(vii) Subsidiaries of Jaguar Land Rover (South Africa) Holdings Limited
72.	Jaguar Land Rover (South Africa) (Pty) Limited	South Africa	100.00
	(viii) Subsidiaries of InMotion Ventures Limited
73.	InMotion Ventures 2 Limited	UK	100.00
74.	InMotion Ventures 3 Limited	UK	100.00

Sr. No.	Name of the Subsidiary Company	Country of incorporation	% of Equity Shareholding
	(ix) Subsidiaries of Tata Technologies Ltd.
75.	Tata Technologies Pte. Limited	Singapore	76.69
76.	Tata Technologies (Thailand) Limited	Thailand	76.69
77.	Tata Manufacturing Technologies (Shanghai) Limited	China	76.69
78.	INCAT International Plc.	UK	76.69
79.	Tata Technologies GmbH	Germany	76.69
80.	Tata Technologies Europe Limited	UK	76.69
81.	Tata Technologies Nordics AB	Sweden	76.69
82.	Tata Technologies Inc.	USA	76.74
83.	Tata Technologies de Mexico, S.A. de C.V.	Mexico	76.74
84.	Cambric Limited	USA	76.74
85.	Tata Technologies SRL, Romania	Romania	76.74
	(x) Subsidiaries of TMF Holdings Ltd.
86.	Tata Motors Finance Solutions Limited	India	100.00
87.	Tata Motors Finance Limited	India	100.00
	(xi) Subsidiaries of TML Smart City Mobility Solutions Limited
88.	TML Smart City Mobility Solutions (J&K) Private Limited (Incorporated with effect from October 13, 2022)	India	100.00